SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012 (March 30, 2012)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On March 30, 2012, Education Management LLC (the “Company”) and Education Management Holdings LLC (“Holdings”), each a subsidiary of Education Management Corporation, and certain subsidiaries of Holdings (the “Subsidiary Guarantors”) entered into a Joinder Agreement (the “Joinder Agreement”) to that certain Second Amended and Restated Credit and Guarantee Agreement, dated as of December 7, 2010 (the “Credit Agreement”) by and among the Company, Holdings, the Subsidiary Guarantors, the Lenders party thereto from time to time and BNP Paribas, as Administrative Agent and Collateral Agent, pursuant to which the Lenders party to the Joinder Agreement (the “New Term Loan Lenders”) agreed to provide, and the Company borrowed, a new term loan in the aggregate principal amount of $350 million (the “Tranche C-3 Term Loan”), subject to the terms and conditions of the Credit Agreement.

The Tranche C-3 Term Loan, which was issued at an original issue discount equal to 97% of the aggregate principal amount, will bear interest at the Adjusted Eurodollar Rate (as defined in the Credit Agreement) plus an Applicable Margin of 7.00% per annum (provided that the minimum Adjusted Eurodollar Rate applicable to the Tranche C-3 Term Loan is 1.25% per annum), and is subject to a prepayment penalty equal to the Treasury Rate (as defined in the Joinder Agreement) plus 0.50% if it is voluntarily prepaid in whole or in part at any time prior to March 30, 2014.

The Tranche C-3 Term Loan matures on March 30, 2018 (the “Maturity Date”), provided that the Maturity Date will accelerate to 91 days prior to the maturity date of the Company’s 8  3/4% Senior Notes due June 1, 2014, in the event that such Senior Notes are not repaid in full or extended, renewed or refinanced (as permitted under the terms thereof) on or prior to March 1, 2014 in a manner that will not mature or require any scheduled amortization or payments of principal prior to the date that is 91 days after the latest Term Loan Maturity Date under the Credit Agreement.

The Borrower’s obligations in respect of the Tranche C-3 Term Loan are secured by the Collateral provided under the Credit Agreement, and the Tranche C-3 Term Loan is, in other respects, subject to the terms and conditions of the Credit Agreement, including but not limited to the Company’s representations, warranties and covenants thereunder.

The proceeds of the Tranche C-3 Term Loan were used to retire the Tranche C portion of the existing term loan under the Credit Agreement that was scheduled to mature in June 2013.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits:

Exhibit 10.1    Joinder Agreement, dated as of March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPPORATION

By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer

Dated: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder Agreement, dated as of March 30, 2012.